UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, on July 19, 2013, Forest City Enterprises, Inc. (the “Company”) issued and sold $250 million aggregate principal amount of its 3.625% Convertible Senior Notes due 2020 (the “Notes”) pursuant to a purchase agreement, dated July 15, 2013, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”). The Company also granted the Initial Purchasers a 13-day option to purchase up to an additional $50 million principal amount of the Notes to cover overallotments, if any.

On July 24, 2013, the Company closed on the issuance of an additional $50 million in aggregate principal amount of the Notes (the “Additional Notes”) in connection with the Initial Purchasers' exercise of the overallotment option in full. The purchase price paid by the Initial Purchasers for the Additional Notes was 97.5% of the principal amount thereof, plus accrued interest from July 19, 2013. The Additional Notes are subject to the same terms and conditions applicable to the Notes issued on July 19, 2013, as more fully described in Items 1.01 and 2.03 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2013 and incorporated herein by reference.

With the exercise of the overallotment option, a total of $300 million in aggregate principal amount of the Notes have been sold. The net proceeds from the offering, including the exercise of the overallotment option, after deducting the Initial Purchasers' discount and the offering expenses payable by the Company, were approximately $291.0 million.

The Company intends to use the net proceeds to redeem the outstanding balance of $132.1 million aggregate principal amount of its Senior Notes due February 1, 2017, and to reduce other outstanding debt. Pending application of the net proceeds as described above, the net proceeds will be held in an escrow account and invested in short-term, investment grade, interest bearing securities.

The Notes and the Company's Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 2.03 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	July 24, 2013	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer